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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS CONSENT

The Board of Directors and Shareholders
MCI WORLDCOM, Inc.

We consent to incorporation by reference in the registration statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349,
333-16531, 333-16015, 333-30279, 333-30281, 333-45079, 333-45095, 333-45083,
333-62609, 333-62613 and 333-36901) and Form S-3 (File Nos. 33-63810, 33-87514,
33-77964, 33-87516, 33-58719, 333-10455, 333-10459, 333-20911, 333-45067,
333-45127, 333-56895 and 333-60859) of MCI WORLDCOM, Inc. of our report dated February 18, 1998 relating to the consolidated balance sheets of Brooks Fiber Properties, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the fiscal years in the two-year period ended December 31, 1997 and the related schedule, which report appears in the 1998 annual report on Form 10-K of MCI WORLDCOM, Inc.

                                                              KPMG LLP

St. Louis, Missouri
March 26, 1999